UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

MANNING & NAPIER, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MN	New York Stock Exchange
Common Stock Purchase Rights	MN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2021, Manning & Napier, Inc. (the “Registrant”), M&N Group Holdings, LLC (“Group Holdings”) and Manning & Napier Group, LLC (“Group”), of which the Registrant is the managing member and a holder of its Class A units (the “Class A Units”), entered into a Share Redemption and Exchange Agreement (the “Holdings Redemption Agreement”) whereby Group Holdings exchanged 1,562,959 Class A Units held by Group Holdings, in exchange for the Registrant issuing 1,562,959 shares of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”). Concurrently with entering into the Holdings Redemption Agreement, Group Holdings entered into a Share Redemption and Exchange Agreement (the “MNA Redemption Agreement”) with MNA Advisors, Inc. (f/k/a Manning & Napier Advisors, Inc.) (“MNA”) whereby Group Holdings exchanged, in a redemption, 1,562,959 shares of Class A Common Stock, in exchange for MNA exchanging units of Group Holdings which correspond to ownership of the Class A Units. MNA allocated the Class A Shares among its shareholders concurrently with entering into the MNA Redemption Agreement (the “MNA Share Allocation”). We refer to the exchange effected by the Holdings Redemption Agreement, the MNA Redemption Agreement and the MNA Share Allocation as the “Holdings Exchange.”

On June 30, 2021, the Registrant also entered into a Share Redemption and Exchange Agreement (the “MNCC Redemption Agreement”) with Group and Manning & Napier Capital Company, LLC (“MNCC”) whereby MNCC exchanged 30,010 Class A Units in exchange for the Company issuing 30,010 shares of Class A Common Stock. Concurrently with entering into the MNCC Redemption Agreement, MNCC entered into Share Redemption and Exchange Agreements (the “MNCC Unitholders Redemption Agreements”) with unitholders of MNCC whereby MNCC exchanged, in a redemption, shares of Class A Common Stock in exchange for the unitholders of MNCC exchanging their units of MNCC, which correspond to ownership of the Class A Units. We refer to the exchange effected by the MNCC Redemption Agreement and the MNCC Unitholders Redemption Agreements as the “MNCC Exchange,” and together with the Holdings Exchange, the “Exchanges.”

Such Exchanges were settled as a result of the existing exchange process established during the Registrant’s initial public offering, which provided the Registrant’s founder, management team and certain other employees the opportunity to exchange on an annual basis a portion of their interests in Group for either cash or shares of the Class A Common Stock pursuant to the terms of that certain Exchange Agreement (the “Exchange Agreement”) between the Company, Group Holdings and MNCC. The Registrant’s independent directors, on behalf of the Registrant, decided that the Exchanges would be settled in shares of unregistered Class A Common Stock pursuant to the terms of the Exchange Agreement. As a result of the Exchanges, the Registrant’s ownership interest in Group has correspondingly increased from approximately 89.0% to 97.7%.

Copies of the Holdings Redemption Agreement, the MNA Redemption Agreement, the MNCC Redemption Agreement and the form of MNCC Unitholders Redemption Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Exchanges is hereby incorporated into this Item 3.02 by reference. The 1,592,969 shares of Class A Common Stock issued in connection with the Exchanges have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit

10.1	Share Redemption and Exchange Agreement by and among Manning & Napier, Inc., M&N Group Holdings, LLC and Manning & Napier Group, LLC, dated June 30, 2021

10.2	Share Redemption and Exchange Agreement between M&N Group Holdings, LLC and MNA Advisors, Inc., dated June 30, 2021

10.3	Share Redemption and Exchange Agreement by and among Manning & Napier, Inc., Manning & Napier Group, LLC and Manning & Napier Capital Company, LLC, dated June 30, 2021

10.4	Form of Share Redemption and Exchange Agreement between Manning & Napier Capital Company, LLC and unitholders of Manning & Napier Capital Company, LLC, dated June 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: July 6, 2021	By:	/s/ Sarah C. Turner
Sarah C. Turner
Corporate Secretary